EXHIBIT 10.32

FORM OF 2017 AMENDMENT TO

2015, 2016 AND 2017 OUTPERFORMANCE PLAN AWARD AGREEMENTS

THIS AMENDMENT (this “Amendment”) to the VORNADO REALTY TRUST
20__ OUTPERFORMANCE PLAN AWARD AGREEMENT (the “Agreement”) is made and entered into as of [__________], 2017.  All capitalized terms used herein and not otherwise defined shall have the respective meaning set forth in the Agreement.

W I T N E S S E T H:

            WHEREAS, VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary VORNADO REALTY L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the person named on the signature page hereof  (the “Grantee”) are parties to the Agreement whereby the Grantee was awarded by the Compensation Committee of the Board of Trustees of the Company (the “Committee”) an award under the 20__ outperformance plan (the “Award”) pursuant to the Company’s 2010 Omnibus Share Plan, as amended; and

            WHEREAS, on June 26, 2017, the Company announced that its board of trustees had set a record date of July 7, 2017 for the previously announced spin-off of JBG SMITH Properties, a Maryland real estate investment trust (“JBG SMITH”), a subsidiary of the Company (the “JBGS  Distribution  Record Date”), which will hold the Company’s Washington, DC business, currently known as Vornado/Charles E. Smith, and which, immediately following the spin-off, will be combined with the operating company and certain assets of The JBG Companies.

WHEREAS, the Company distributed one common share of beneficial interest, par value $0.01 per share (“JBGS Common Share”), of JBG SMITH for every two Common Shares of the Company held by Vornado shareholders of record as of the JBGS Distribution Record Date, and immediately prior to such distribution, the Partnership distributed one common limited partnership unit of JBG SMITH Properties LP, JBG SMITH’s operating partnership (“JBGS OP”), for every two common limited partnership units of the Partnership held by Partnership unitholders of record as of the JBGS Distribution Record Date.

WHEREAS, the distribution of JBGS Common Shares and JBG SMITH Properties LP common limited partnership units occurred on July 17, 2017 (the “JBGS Distribution Date”) and on the following day trading of the JBGS Common Shares began on the New York Stock Exchange under the symbol “JBGS”.

WHEREAS, Section 8 of the Agreement provides, in relevant part, that if the Company shall at any time be involved in a spin-off of a Subsidiary, business unit or significant portion of its assets or any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable or proportionate adjustment in the terms of Awards, the Agreement or the 20__ OPP Units to avoid distortion in value, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights so that they are substantially proportionate to the rights existing under Awards and the terms of the 20__

OPP Units prior to such event, including, without limitation, interpretations of or modifications to any defined term and adjustments in any calculations provided for in the Agreement.

WHEREAS, the Committee determined that the Agreement should be amended as set forth herein so as to adjust Awards proportionately in accordance with Section 8 of the Agreement to maintain the Grantees’ rights, so that performance is measured based on the aggregate value the Company’s Common Shares and the Common Shares of JBG SMITH distributed to the Company’s shareholders in the spin off transaction

NOW, THEREFORE, the Company and the Partnership, with Grantee’s approval, hereby amend the Agreement as follows:

SECTION 1. The following additional definitions are hereby added to the Agreement:

“Distributed JBGS Common Shares” means ___________ JBGS Common Shares, consisting of the sum of:  (A) _____________ JBGS Common Shares distributed on the JBGS Distribution Date such that each holder of Common Shares of the Company received one JBGS Common Share for every two Common Shares held as of the close of business on the JBGS Distribution Record Date; plus (B) __________ JBGS Common Shares issuable in exchange for the ______________ common limited partnership units of JBGS OP distributed to holders of Units of the Partnership other than the Company on the JBGS Distribution Date such that each holder of common limited partnership units in the Partnership received one common limited partnership unit of JBGS OP for every two common limited partnership units in the Partnership held as of the close of business on the JBGS Distribution Record Date (assuming that all such JBGS OP partnership units were tendered to JBG SMITH for redemption pursuant to Section __ of the JBGS OP partnership agreement).

SECTION 2. The following definitions in the Agreement are hereby amended by replacing them in their entirety with the following definitions:

“Dividend Payment” means, as of a particular date, for each distribution declared and paid on one Class A Unit between the Effective Date and such date (excluding dividends and distributions paid in the form of additional Common Shares and Class A Units unless adjustment is otherwise made pursuant to Section 8 hereof) the amount of such distribution; provided, however, that the distribution of JBGS Common Shares on the JBGS Distribution Date shall not be considered a “Divided Payment.”

“Final Total Return” means (without double-counting), as of the Final Valuation Date, an amount equal to the sum of:  (A) the Final Total Shares multiplied by the highest Common Share Price among those calculated for every Averaging Period ending on a day within the period of one hundred and twenty (120) consecutive days immediately preceding the Final Valuation Date; plus (B) an amount equal to the sum of the total dividends and other distributions actually declared or paid between the Effective Date and the Final Valuation Date (excluding (i) dividends and distributions paid in the form of additional Common Shares or Units and (ii) the distribution of JBGS Common Shares on the JBGS Distribution Date) so long as the “ex-dividend” date with respect thereto falls prior to the Final Valuation Date, in respect of Common Shares and Class A Units (it being understood, for the avoidance of doubt, that such total dividends and distributions shall be calculated by multiplying the amount of each per share dividend or distribution declared by the actual number of securities outstanding as of each record date with respect to the applicable dividend or distribution payment date, and not by multiplying the aggregate amount of distributions paid on one Partnership Unit that was outstanding as of the Effective Date between the Effective Date and the Final Valuation Date by the number of Final Total Shares); plus (C) an amount equal to the sum of (i) the product of (x) the Fair Market Value, calculated as an average over the same Averaging Period used for purposes of clause (A) above, of a JBGS Common Share times (y) the Distributed JBGS Common Shares and (ii) the aggregate of all dividends and other distributions actually declared or paid with respect to the Distributed JBGS Common Shares between the JBGS Distribution Date and the Final Valuation Date (including the Fair Market Value as of the dividend payment date of dividends and distributions paid in the form of additional JBGS Common Shares or JBGS OP units or otherwise in kind, but without double counting with adjustments made with respect thereto pursuant to Section 8 hereof, if any) so long as the “ex-dividend” date with respect thereto falls prior to the Final Valuation Date, in respect of the Distributed JBGS Common Shares (it being understood, for the avoidance of doubt, that such dividends and distributions shall be calculated by multiplying the amount of each per share dividend or distribution declared by the number of Distributed JBGS Common Shares).

SECTION 3. The provisions of Section 6 of the Agreement (“Distributions”) shall not apply to the distribution of JBGS SMITH Common Shares or JBGS OP limited partnership units.

SECTION 4. Section 8 of the Agreement is hereby amended by replacing it in its entirety with the following text:

“8.       Changes in Capital Structure.  If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or significant portion of its assets or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital stock of the Company or any other event that constitutes a change in stock under the terms of the Share Plan shall occur, (iii) any extraordinary dividend or other distribution to holders of Common Shares or Class A Units shall be declared and paid other than in the ordinary course, or (iv) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable or proportionate adjustment in the terms of this Award, this Agreement or the 20__ OPP Units to avoid distortion in the value of this Award, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the 20__ OPP Units prior to such event, including, without limitation:  (A) interpretations of or modifications to any defined term in this Agreement; (B) adjustments in any calculations provided for in this Agreement, and (C) substitution of other awards under the Share Plan or otherwise.  If JBG SMITH shall at any time after the JBGS Distribution Date be involved in a transaction of the type described in clauses (i) through (iv) above and in the good faith judgment of the Committee action is necessary by way of appropriate equitable or proportionate adjustment in the definitions of “Distributed JBGS Common Shares” or “Final Total Return” to avoid distortion in the value of this Award, then the Committee shall take such action as it deems necessary to maintain the

Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award and the terms of the 20__ OPP Units prior to such event, including, without limitation, interpretations of or modifications to any defined term in this Agreement, adjustments in any calculations provided for in this Agreement, or otherwise.

SECTION 4. All other terms of the Agreement shall be unaffected by this Amendment.

VORNADO REALTY TRUST

By: _______________________ Joseph Macnow Executive Vice President – Chief Financial Officer and Chief Administrative Officer

VORNADO REALTY L.P.

By: Vornado Realty Trust, its general partner

By: _______________________ Joseph Macnow Executive Vice President – Chief Financial Officer and Chief Administrative Officer

Grantee’s consent:

Name: ____________________________